EXHIBIT 5.1

[          ], 200[  ]
Hyundai Auto Receivables Trust 200[ ]-[ ]
Hyundai ABS Funding Corporation
10550 Talbert Avenue
Fountain Valley, California 92708

Re:	Hyundai Auto Receivables Trust 200[ ]-[ ]
Registration Statement on Form S-3
Registration No. 333-134931
Mayer, Brown, Rowe & Maw LLP
350 South Grand Avenue
25th Floor
Los Angeles, California 90071-1503
Main Tel (213) 229-9500
Main Fax (213) 625-0248
www.mayerbrownrowe.com

Ladies and Gentlemen:
     We have acted as special counsel to Hyundai ABS Funding Corporation, a Delaware corporation (the “Depositor”), in connection with the preparation of the Registration Statement on Form S-3 (Registration No. 333-134931, together with the exhibits and amendments thereto, the “Registration Statement”), filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), and the rules or regulations promulgated thereunder, for the registration under the Act of $[          ] aggregate principal amount of asset backed notes (the “Notes”) to be issued by Hyundai Auto Receivables Trust 200[  ]-[  ], a Delaware statutory trust (the “Issuing Entity”), pursuant to an indenture (the “Indenture”) between the Issuing Entity and [          ], as indenture trustee. Capitalized terms used herein without definition herein have the meanings set forth in the Registration Statement.
          We have examined originals or copies, certified or otherwise identified to our satisfaction, of the organizational documents of the Depositor and the Issuing Entity, the Indenture, the form of Notes included as an exhibit to the Indenture, and such other records, documents and certificates of the Issuing Entity and public officials and other instruments as we have deemed necessary for the purpose of this opinion. In addition, we have assumed that the Indenture will be duly executed and delivered by the parties thereto; that the Notes will be duly executed and delivered substantially in the forms contemplated by the Indenture; and that the Notes will be sold as described in the Registration Statement.
          Based upon the foregoing, we are of the opinion that:
Berlin Brussels Charlotte Chicago Cologne Frankfurt Houston London Los Angeles New York Palo Alto Paris Washington, D.C. Independent Mexico City Correspondent: Jauregui, Navarrete y Nader S.C.
Mayer, Brown, Rowe & Maw LLP operates in combination with our associated English limited liability partnership in the offices listed above.

Hyundai Auto Receivables [Trust][LLC] 200[ ]-[ ]
Hyundai ABS Funding Corporation
[                    ], 200[ ]

          The Notes are in due and proper form and, assuming the due authorization, execution and delivery of the Indenture by the Issuing Entity and the Indenture Trustee, and the due authorization of the Notes by all necessary action on the part of the Issuing Entity, when the Notes have been validly executed, authenticated and issued in accordance with the Indenture and delivered against payment therefor, the Notes will be valid and binding obligations of the Issuing Entity, enforceable against the Issuing Entity in accordance with their terms, subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally (including, without limitation, fraudulent conveyance laws), and general principles of equity, including without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether such enforceability is considered in a proceeding in equity or at law.
          The opinions expressed above are limited to the federal laws of the United States of America and the laws of the State of New York (excluding choice of law principles therein). We express no opinion herein as to the laws of any other jurisdiction and no opinion regarding the statutes, administrative decisions, rules, regulations or requirements of any county, municipality, subdivision or local authority of any jurisdiction.
          We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement and to the use of our name therein, without admitting that we are “experts” within the meaning of the Act or the rules or regulations of the Securities and Exchange Commission thereunder, with respect to any part of the Registration Statement, including this exhibit.
Very truly yours,
Mayer, Brown, Rowe & Maw LLP